Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form S-8 of The Coretec Group Inc. of our report dated March 12, 2021, relating to the consolidated financial statements of The Coretec Group Inc. as of and for the years ended December 31, 2020 and 2019, incorporated by reference in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the heading "Experts" in such Prospectus.

/s/ HOGANTAYLOR LLP

Tulsa, Oklahoma

November 3, 2021